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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138554 and No. 333-143343) and Form S-3 (No. 333-152078) of OneBeacon Insurance Group, Ltd. of our report dated February 28, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 28, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM